Exhibit 99.1

News Release

STREAMLINE HEALTH® REPORTS THIRD QUARTER 2017 REVENUES OF $6.4 MILLION; BREAKEVEN NET INCOME; ADJUSTED EBITDA OF $1.5 MILLION

Atlanta, GA — December 12, 2017 — Streamline Health Solutions, Inc. (NASDAQ: STRM), provider of integrated solutions, technology-enabled services and analytics supporting revenue cycle optimization for healthcare enterprises, today announced financial results for the third quarter of fiscal 2017, which ended October 31, 2017.

Revenues for the three-month period ended October 31, 2017 decreased approximately 3% to $6.4 million over the revenues for the three-month period ended October 31, 2016 of $6.6 million, but increased approximately 8% over the second quarter of 2017. Recurring revenue comprised 79% of total revenue in the quarter.

Net income for the third quarter of fiscal 2017 was essentially breakeven ($3 thousand) as compared to a ($2.0 million) net loss in the same period a year ago.

Adjusted EBITDA for the third quarter of fiscal 2017 was $1.5 million, up from $0.2 million in the third quarter of 2016.

“Our third quarter financial performance improved from the second quarter primarily due to an increase in professional services and some recurring revenue as we experienced growth with existing clients in expanding the number of facilities utilizing our software.  During the quarter, we continued to attract new clients as we added six new clients to the Streamline family, and importantly closed four contracts for our new Streamline Health eValuator™ technology,” stated David Sides, President and Chief Executive Officer, Streamline Health.  “Our bookings momentum continues to build, growing to $1.9 million in the third quarter as we realize some of the potential in our expanding pipeline of current clients and prospects, primarily around eValuator technology and Auditing Services. We are pleased to have closed our fifth new eValuator deal in the month of November and anticipate closing more new deals before our fiscal year end.”

“Our balance sheet changed slightly from the second quarter of this year as our cash on hand decreased approximately $1 million while debt declined by approximately $100,000, but we continue to anticipate our cash balance climbing substantially by year end based on our quarterly cash cyclicality.”

Highlights for the three months ended October 31, 2017 included:

•                  Revenue for the third quarter 2017 was $6.4 million;

•                  Net income for the third quarter 2017 was $3 thousand;

•                  Adjusted EBITDA for the third quarter 2017 was $1.5 million;

•                  New sales bookings for the quarter were $1.9 million; and

•                  Backlog at the end of the quarter was $47.7 million.

Conference Call Information

An accompanying conference call will be hosted by David Sides, Chief Executive Officer and Nicholas Meeks, Senior Vice President and Chief Financial Officer. The call will be held at 9:00 AM ET, on Wednesday, December 13, 2017 and will be accompanied by a live webcast. Please refer to the information below for conference call dial-in information and webcast registration.

Conference Date: December 13, 2017, 9:00 AM ET

Webcast Registration: Click Here

Conference Dial-In: 866-548-4713

Conference Passcode: 1764102

Conference Call Name: Streamline Health Solutions Third Quarter 2017 Results Call

Following the call, a replay will be available on the Company’s website, www.streamlinehealth.net, in the Investor Relations section.

*Non-GAAP Financial Measures

Streamline Health reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Streamline Health’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline Health’s management believes that this measure provides useful supplemental information regarding the performance of Streamline Health’s business operations.

Streamline Health defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severance and related restructuring expenses, associate inducements, professional and advisory fees, and internal direct costs incurred to complete transactions. A table illustrating this measure is included in this press release.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a healthcare industry leader in capturing, aggregating, and translating enterprise data into knowledge — providing actionable insights that support revenue cycle optimization for healthcare enterprises.   We deliver integrated solutions and analytics that enable providers to drive reimbursement in a value-based world. We share a common calling and commitment to advance the quality of life and the quality of healthcare — for society, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s estimates of future revenue, cash balances, backlog, results of investments in sales and marketing, success of future products and related expectations and assumptions.  These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company’s solutions, the ability of the Company to control costs, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:

Randy Salisbury

SVP, Chief Marketing Officer

(404) 229-4242

randy.salisbury@streamlinehealth.net

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31
	2017	2016	2017	2016
Revenues:
Systems sales	$348,526	$314,218	$1,055,941	$2,190,256
Professional services	801,771	630,961	1,793,618	1,869,656
Audit Services	280,025	234,347	919,485	234,347
Maintenance and support	3,250,229	3,749,596	9,883,563	11,237,637
Software as a service	1,718,748	1,706,366	4,586,532	5,144,876
Total revenues	6,399,299	6,635,488	18,239,139	20,676,772

Operating expenses:
Cost of systems sales	434,138	663,148	1,596,988	2,080,263
Cost of professional services	555,815	723,358	1,814,236	1,891,146
Cost of Audit Services	404,280	595,575	1,236,358	595,575
Cost of maintenance and support	667,307	790,291	2,241,969	2,483,462
Cost of software as a service	289,503	450,695	914,711	1,390,308
Selling, general and administrative	2,819,549	3,212,350	8,983,248	10,153,140
Research and development	932,251	1,969,415	3,985,161	5,800,169
Total operating expenses	6,102,843	8,404,832	20,772,671	24,394,063
Operating income (loss)	296,456	(1,769,344)	(2,533,532)	(3,717,291)
Other expense:
Interest expense	(113,078)	(98,871)	(360,723)	(380,897)
Miscellaneous expense	(177,282)	(60,555)	(235,007)	(39,089)
Earnings (loss) before income taxes	6,096	(1,928,770)	(3,129,262)	(4,137,277)
Income tax benefit (expense)	(2,607)	(1,702)	(7,822)	(5,104)
Net earnings (loss)	$3,489	$(1,930,472)	$(3,137,084)	$(4,142,381)
Less: deemed dividends on Series A Preferred Shares	—	(72,710)	—	(875,935)
Net loss attributable to common shareholders	$3,489	$(2,003,182)	$(3,137,084)	$(5,018,316)
Basic net loss per common share	$—	$(0.10)	$(0.16)	$(0.26)
Number of shares used in basic per common share computation	19,985,822	19,645,521	19,838,691	19,477,538
Diluted net loss per common share	$—	$(0.10)	$(0.16)	$(0.26)
Number of shares used in diluted per common share computation	23,068,423	19,645,521	19,838,691	19,477,538

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

Assets

	October 31,	January 31,
	2017	2017
Current assets:
Cash and cash equivalents	$1,892,182	$5,654,093
Accounts receivable, net of allowance for doubtful accounts of $301,773 and $198,449, respectively	2,532,941	4,489,789
Contract receivables	283,973	466,423
Prepaid hardware and third party software for future delivery	5,858	5,858
Prepaid client maintenance contracts	587,960	595,633
Other prepaid assets	837,649	732,496
Other current assets	392,449	439
Total current assets	6,533,012	11,944,731

Non-current assets:
Property and equipment:
Computer equipment	2,971,361	3,110,274
Computer software	725,700	827,642
Office furniture, fixtures and equipment	683,443	683,443
Leasehold improvements	729,348	729,348
	5,109,852	5,350,707
Accumulated depreciation and amortization	(3,762,821)	(3,447,198)
Property and equipment, net	1,347,031	1,903,509

Capitalized software development costs, net of accumulated amortization of $18,119,290 and $16,544,797 respectively	4,346,694	4,584,245
Intangible assets, net of accumulated amortization of $6,729,799 and $5,807,338, respectively	6,074,137	6,996,599
Goodwill	15,537,281	15,537,281
Other	677,319	672,133
Total non-current assets	27,982,462	29,693,767
	$34,515,474	$41,638,498

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

Liabilities and Stockholders’ Equity

	October 31,	January 31,
	2017	2017
Current liabilities:
Accounts payable	$807,778	$1,116,525
Accrued compensation	593,510	496,706
Accrued other expenses	587,209	484,391
Current portion of term loan	596,984	655,804
Deferred revenues	6,130,259	9,916,454
Current portion of capital lease obligations	—	91,337
Total current liabilities	8,715,740	12,761,217

Non-current liabilities:
Term loan, net of deferred financing cost of $146,009 and $199,211, respectively	4,032,865	4,883,286
Warrants liability	150,857	46,191
Royalty liability	2,456,233	2,350,754
Lease incentive liability	293,322	339,676
Deferred revenues, less current portion	487,832	568,515
Total non-current liabilities	7,421,109	8,188,422
Total liabilities	16,136,849	20,949,639

Series A 0% Convertible Redeemable Preferred stock, $.01 par value per share, $8,849,985 redemption value, 4,000,000 shares authorized, 2,949,995 issued and outstanding, net of unamortized preferred stock discount of $0	8,849,985	8,849,985

Stockholders’ equity:
Common stock, $.01 par value per share, 45,000,000 shares authorized, 19,984,743 and 19,695,391 shares issued and outstanding, respectively	199,847	196,954
Additional paid in capital	81,491,728	80,667,771
Accumulated deficit	(72,162,935)	(69,025,851)
Total stockholders’ equity	9,528,640	11,838,874
	$34,515,474	$41,638,498

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended October 31,
	2017	2016
Operating activities:
Net loss	$(3,137,084)	$(4,142,381)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	595,866	895,438
Amortization of capitalized software development costs	1,574,493	2,146,374
Amortization of intangible assets	922,462	976,338
Amortization of other deferred costs	229,780	192,947
Valuation adjustment for warrants liability	104,666	(36,875)
Share-based compensation expense	844,960	1,342,513
Other valuation adjustments	124,423	120,912
(Gain) Loss on disposal of property and equipment	(14,871)	567
Provision for accounts receivable	181,859	136,693
Changes in assets and liabilities, net of assets acquired:
Accounts and contract receivables	1,957,439	1,679,810
Other assets	(671,254)	130,875
Accounts payable	(308,747)	(78,320)
Accrued expenses	134,324	(814,707)
Deferred revenues	(3,866,878)	(3,793,603)
Net cash used in operating activities	(1,328,562)	(1,243,419)

Investing activities:
Purchases of property and equipment	(24,517)	(501,148)
Capitalization of software development costs	(1,336,942)	(1,420,678)
Payment for acquisition, net of cash received	—	(1,400,000)
Net cash used in investing activities	(1,361,459)	(3,321,826)

Financing activities:
Principal repayments on term loan	(962,443)	(2,243,624)
Principal payments on capital lease obligation	(91,337)	(535,896)
Proceeds from exercise of stock options and stock purchase plan	23,703	14,793
Payments related to settlement of employee shared-based awards	(41,813)	(11,702)
Net cash used in financing activities	(1,071,890)	(2,766,429)
Net decrease in cash and cash equivalents	(3,761,911)	(7,341,674)
Cash and cash equivalents at beginning of period	5,654,093	9,882,136
Cash and cash equivalents at end of period	$1,892,182	$2,540,462

STREAMLINE HEALTH SOLUTIONS, INC.

Backlog

(Unaudited)

Table A

	October 31, 2017	January 31, 2017	October 31, 2016
Company Proprietary Software	$10,892,000	$11,504,000	$15,551,000
Third Party Hardware and Software	—	150,000	200,000
Professional Services	2,824,000	4,068,000	4,973,000
Audit Services	1,454,000	1,847,000	1,849,000
Maintenance and Support	18,256,000	19,193,000	19,413,000
Software as a Service	14,242,000	13,861,000	12,929,000
Total	$47,668,000	$50,623,000	$54,915,000

STREAMLINE HEALTH SOLUTIONS, INC.

New Bookings

(Unaudited)

Table B

	Three Months Ended
	October 31, 2017
	Value	% of Total Bookings
Streamline Health Software licenses	$94,000	5%
Software as a service	1,505,000	78%
Maintenance and support	79,000	4%
Professional services	197,000	10%
Audit services	57,000	3%
Total bookings	$1,932,000	100%

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Table C

This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Non-GAAP financial measures are used by Streamline Health’s management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the Company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the Company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. The Company’s management compensates for these limitations by considering the Company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release. Streamline Health defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severance and related restructuring expenses, associate inducements, professional and advisory fees, and internal direct costs incurred to complete transactions.

Reconciliation of net income (loss) to non-GAAP adjusted EBITDA (in thousands)

	Three Months Ended,		Nine Months Ended,
Adjusted EBITDA Reconciliation	October 31, 2017	October 31, 2016	October 31, 2017	October 31, 2016
Net income (loss)	$3	$(1,930)	$(3,137)	$(4,142)
Interest expense	113	99	361	381
Income tax expense	3	2	8	5
Depreciation	193	265	596	895
Amortization of capitalized software development costs	431	720	1,574	2,146
Amortization of intangible assets	256	325	922	976
Amortization of other costs	51	60	177	140
EBITDA	1,050	(459)	501	401
Share-based compensation expense	290	433	845	1,343
(Gain) Loss on disposal of fixed assets	(14)	—	(15)	1
Associate severance and other costs relating to transactions or corporate restructuring	—	89	—	199
Non-cash valuation adjustments to assets and liabilities	188	62	229	84
Transaction related professional fees, advisory fees and other internal direct costs	—	103	—	358
Adjusted EBITDA	$1,514	$228	$1,560	$2,386
Adjusted EBITDA Margin(1)	24%	3%	9%	12%
Adjusted EBITDA per diluted share
Loss per share — diluted	$—	$(0.10)	$(0.16)	$(0.26)
Adjusted EBITDA per adjusted diluted share (2)	$0.07	$0.01	$0.07	$0.10

Diluted weighted average shares	23,068,423	19,645,521	19,838,691	19,477,538
Includable incremental shares — adjusted EBITDA (3)	—	3,340,390	3,242,413	3,322,710
Adjusted diluted shares	23,068,423	22,985,911	23,081,104	22,800,248

(1)                       Adjusted EBITDA as a percentage of GAAP revenues.

(2)                       Adjusted EBITDA per adjusted diluted share for the Company’s common stock is computed using the more dilutive of the two-class method or the if-converted method.

(3)                       The number of incremental shares that would be dilutive under profit assumption, only applicable under a GAAP net loss. If GAAP profit is earned in the current period, no additional incremental shares are assumed.